Exhibit 5.1

SIDLEY AUSTIN LLP ONE SOUTH DEARBORN STREET CHICAGO, IL 60603 (312) 853 7000 (312) 853 7036 FAX	BEIJING BOSTON BRUSSELS CHICAGO DALLAS FRANKFURT GENEVA	HONG KONG HOUSTON LONDON LOS ANGELES NEW YORK PALO ALTO SAN FRANCISCO	SHANGHAI SINGAPORE SYDNEY TOKYO WASHINGTON, D.C.

FOUNDED 1866

January 7, 2014

Aviv REIT, Inc.

Aviv Healthcare Properties Limited Partnership

Aviv Healthcare Capital Corporation

303 West Madison Street, Suite 2400

Chicago, Illinois 60606

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-3 (File No. 333-192681) filed on December 6, 2013 by Aviv REIT, Inc., a Maryland corporation (the “Parent”), Aviv Healthcare Properties Limited Partnership, a Delaware limited partnership (the “Partnership”), Aviv Healthcare Capital Corporation, a Delaware corporation (the “Co-Issuer” and, together with the Partnership, the “Issuers”), and the direct and indirect subsidiaries of the Partnership listed on Schedule I hereto (the “Co-Registrants” and, together with the Parent, the “Guarantors”) with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), as amended by Amendment No. 1 being filed with the SEC on the date hereof (such registration statement, as so amended, the “Registration Statement”). The Registration Statement relates to the registration of (1) $1,000,000,000 maximum aggregate amount of: (i) shares of the Parent’s common stock, $0.01 par value per share (the “Common Stock”); (ii) shares of the Parent’s preferred stock, $0.01 par value per share (the “Preferred Stock”); (iii) debt securities of the Issuers which may be senior debt securities (the “Senior Debt Securities”) and/or subordinated debt securities (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”); (iv) guarantees of the Senior Debt Securities (the “Senior Guarantees”); (v) guarantees of the Subordinated Debt Securities (the “Subordinated Guarantees” and, together with the Senior Guarantees, the “Guarantees”); (vi) warrants to purchase shares of Common Stock or shares of Preferred Stock; (vii) rights to purchase shares of Common Stock or shares of Preferred Stock; and (viii) units representing an interest in two or more other securities, which may or may not be separable from one another; and (2) 5,450,576 shares of Common Stock to be sold by the selling stockholders named in the Registration Statement or one or more supplements to the prospectus which forms a part of the Registration Statement. We refer to each of the Co-Registrants identified in Schedule I hereto that has been formed under the laws of the State of Delaware, Illinois or Texas as a “Specified Guarantor.”

Sidley Austin LLP is a limited liability partnership practicing in affiliation with other Sidley Austin partnerships.

Aviv REIT, Inc.

Aviv Healthcare Properties Limited Partnership

Aviv Healthcare Capital Corporation

January 7, 2014

Unless otherwise specified in the applicable prospectus supplement: (1) the Senior Debt Securities and the Senior Guarantees will be issued under one or more indentures (each, a “Senior Indenture”) to be entered into among the Issuers, the Guarantors and a trustee (the “Senior Trustee”); and (2) the Subordinated Debt Securities and the Subordinated Guarantees will be issued under one or more indentures (each, a “Subordinated Indenture”) to be entered into among the Issuers, the Guarantors and a trustee (the “Subordinated Trustee”), in each case substantially in the form that has been filed as an exhibit to the Registration Statement.

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

We have examined the Registration Statement, the exhibits thereto, the organizational documents of the Issuers and the Specified Guarantors and the resolutions relating to the Registration Statement adopted by the Governing Body (as defined below) of each Issuer and each Specified Guarantor. We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and statements of the Issuers, the Guarantors and others, and have examined such questions of law, as we have considered relevant and necessary as a basis for this opinion letter. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the original documents of any copies thereof submitted to us for examination. As to facts relevant to the opinions expressed herein, we have relied without independent investigation or verification upon, and assumed the accuracy and completeness of, certificates, letters and oral and written statements and representations of public officials and officers and other representatives of the Issuers and the Guarantors. As used in this letter, “Governing Body” means the board of directors, sole member or general partner which has the power and authority to manage and direct the business and affairs of the Issuer or the Guarantor, as the case may be.

Based on and subject to the foregoing and the other limitations, qualifications and assumptions set forth herein, we are of the opinion that:

1. The Senior Debt Securities of each series covered by the Registration Statement will constitute valid and binding obligations of each Issuer and the Senior Guarantees of each such series of Senior Debt Securities will constitute validly issued and binding obligations of each Guarantor when: (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act and the Senior Indenture (including any necessary supplemental indenture) shall have been qualified under the Trust Indenture Act of 1939, as amended (the “TIA”); (ii) a prospectus supplement with respect to such series of Senior Debt Securities shall have been filed with the SEC in compliance

Aviv REIT, Inc.

Aviv Healthcare Properties Limited Partnership

Aviv Healthcare Capital Corporation

January 7, 2014

with the Securities Act and the rules and regulations thereunder; (iii) the Senior Indenture relating to such Senior Debt Securities shall have been duly authorized, executed and delivered by each Issuer, each Guarantor and the Senior Trustee in substantially the form that has been filed as an exhibit to the Registration Statement; (iv) all necessary corporate or limited partnership action shall have been taken by each Issuer to authorize the form, terms, execution, delivery, performance, issuance and sale of such series of Senior Debt Securities as contemplated by the Registration Statement, the prospectus supplement relating to such Senior Debt Securities and the Senior Indenture relating to such Senior Debt Securities and to authorize the execution, delivery and performance of a supplemental indenture or officers’ certificate establishing the form and terms of such series of Senior Debt Securities as contemplated by the Senior Indenture; (v) all necessary corporate, limited partnership or limited liability company action shall have been taken by each Guarantor to authorize the terms and issuance of its Senior Guarantee related to such series of Senior Debt Securities as contemplated by the Registration Statement, the prospectus supplement relating to such Senior Debt Securities and the Senior Indenture relating to such Senior Debt Securities and to authorize the execution, delivery and performance of a supplemental indenture, if any, relating to such Senior Debt Securities as contemplated by the Senior Indenture; (vi) a supplemental indenture or officers’ certificate establishing the form and terms of such series of Senior Debt Securities shall have been duly executed and delivered by each Issuer, each Guarantor and the Senior Trustee (in the case of such a supplemental indenture) or by duly authorized officers of the Issuers (in the case of such an officers’ certificate), in each case in accordance with the provisions of the organizational documents of each Issuer and each Guarantor, final resolutions of the Governing Body of each Issuer and each Guarantor or a duly authorized committee thereof and the Senior Indenture relating to such Senior Debt Securities; and (vii) the certificates evidencing the Senior Debt Securities of such series shall have been duly executed and delivered by the Issuers, authenticated by the Senior Trustee and issued, all in accordance with the organizational documents of each Issuer, final resolutions of the Governing Body of each Issuer or a duly authorized committee thereof, the Senior Indenture relating to such Senior Debt Securities and the supplemental indenture or officers’ certificate, as the case may be, establishing the form and terms of the Senior Debt Securities of such series, and shall have been duly delivered in accordance with the applicable definitive purchase, underwriting or similar agreement to the purchasers thereof against payment of the agreed consideration therefor.

2. The Subordinated Debt Securities of each series covered by the Registration Statement will constitute valid and binding obligations of each Issuer and the Subordinated Guarantees of each such series of Subordinated Debt Securities will constitute validly issued and binding obligations of each Guarantor when: (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act and the Subordinated Indenture (including any necessary supplemental indenture) shall have been qualified under the TIA; (ii) a prospectus supplement with respect to such series

Aviv REIT, Inc.

Aviv Healthcare Properties Limited Partnership

Aviv Healthcare Capital Corporation

January 7, 2014

of Subordinated Debt Securities shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder; (iii) the Subordinated Indenture relating to such Subordinated Debt Securities shall have been duly authorized, executed and delivered by each Issuer, each Guarantor and the Subordinated Trustee in substantially the form that has been filed as an exhibit to the Registration Statement; (iv) all necessary corporate or limited partnership action shall have been taken by each Issuer to authorize the form, terms, execution, delivery, performance, issuance and sale of such series of Subordinated Debt Securities as contemplated by the Registration Statement, the prospectus supplement relating to such Subordinated Debt Securities and the Subordinated Indenture relating to such Subordinated Debt Securities and to authorize the execution, delivery and performance of a supplemental indenture or officers’ certificate establishing the form and terms of such series of Subordinated Debt Securities as contemplated by the Subordinated Indenture; (v) all necessary corporate, limited partnership or limited liability company action shall have been taken by each Guarantor to authorize the terms and issuance of its Subordinated Guarantee related to such series of Subordinated Debt Securities as contemplated by the Registration Statement, the prospectus supplement relating to such Subordinated Debt Securities and the Subordinated Indenture relating to such Subordinated Debt Securities and to authorize the execution, delivery and performance of a supplemental indenture, if any, relating to such Subordinated Debt Securities as contemplated by the Subordinated Indenture; (vi) a supplemental indenture or officers’ certificate establishing the form and terms of such series of Subordinated Debt Securities shall have been duly executed and delivered by each Issuer, each Guarantor and the Subordinated Trustee (in the case of such a supplemental indenture) or by duly authorized officers of the Issuers (in the case of such an officers’ certificate), in each case in accordance with the provisions of the organizational documents of each Issuer and each Guarantor, final resolutions of the Governing Body of each Issuer and each Guarantor or a duly authorized committee thereof and the Subordinated Indenture relating to such Subordinated Debt Securities; and (vii) the certificates evidencing the Subordinated Debt Securities of such series shall have been duly executed and delivered by the Issuers, authenticated by the Subordinated Trustee and issued, all in accordance with the organizational documents of each Issuer, final resolutions of the Governing Body of each Issuer or a duly authorized committee thereof, the Subordinated Indenture relating to such Subordinated Debt Securities and the supplemental indenture or officers’ certificate, as the case may be, establishing the form and terms of the Subordinated Debt Securities of such series, and shall have been duly delivered in accordance with the applicable definitive purchase, underwriting or similar agreement to the purchasers thereof against payment of the agreed consideration therefor.

Our opinions are subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether considered in

Aviv REIT, Inc.

Aviv Healthcare Properties Limited Partnership

Aviv Healthcare Capital Corporation

January 7, 2014

a proceeding in equity or at law), including concepts of commercial reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief. Our opinions are also subject to (i) provisions of law which may require that a judgment for money damages rendered by a court in the United States of America be expressed only in United States dollars, (ii) requirements that a claim with respect to any Debt Securities or other obligations that are denominated or payable other than in United States dollars (or a judgment denominated or payable other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law and (iii) governmental authority to limit, delay or prohibit the making of payments outside of the United States of America or in a foreign currency.

For the purposes of this letter, we have assumed that, at the time of the issuance, sale and delivery of each series of Debt Securities and related Guarantees:

(i) all Debt Securities of such series and related Guarantees will be issued and sold as contemplated in the Registration Statement and the prospectus supplement relating thereto;

(ii) the execution, delivery and performance by the Issuers and the Guarantors of each Senior Indenture or each Subordinated Indenture, as applicable, and any related supplemental indenture, the execution, delivery and performance by the Issuers of any officers’ certificate establishing the form and term of such series of Debt Securities and the issuance sale and delivery of the Debt Securities and related Guarantees will not (A) contravene or violate the organizational documents of either Issuer or any Guarantor, (B) violate any law, rule or regulation applicable to either Issuer or any Guarantor, (C) result in a default under or breach of any agreement or instrument binding upon either Issuer or any Guarantor or any order, judgment or decree of any court or governmental authority applicable to either Issuer or any Guarantor, or (D) require any authorization, approval or other action by, or notice to or filing with, any court or governmental authority (other than such authorizations, approvals, actions, notices or filings which shall have been obtained or made, as the case may be, and which shall be in full force and effect);

(iii) the authorization thereof by each Issuer or Guarantor, as the case may be, will not have been modified or rescinded, and there will not have occurred any change in law affecting the validity, legally binding character or enforceability thereof; and

(iv) the organizational documents of each Issuer and Guarantor, each as currently in effect, will not have been modified or amended and will be in full force and effect.

Aviv REIT, Inc.

Aviv Healthcare Properties Limited Partnership

Aviv Healthcare Capital Corporation

January 7, 2014

We have further assumed that each Senior Indenture, each supplement to each Senior Indenture, each Subordinated Indenture and each supplement to each Subordinated Indenture will be governed by the laws of the State of New York.

With respect to each instrument or agreement referred to in or otherwise relevant to the opinions set forth herein (each, an “Instrument”), we have assumed, to the extent relevant to the opinions set forth herein, that (i) each party to such Instrument (if not a natural person) was duly organized or formed, as the case may be, and was at all relevant times and is validly existing and in good standing under the laws of its jurisdiction of organization or formation, as the case may be, and had at all relevant times and has full right, power and authority to execute, deliver and perform its obligations under such Instrument, (ii) such Instrument has been duly authorized, executed and delivered by each party thereto and (iii) such Instrument was at all relevant times and is a valid, binding and enforceable agreement or obligation, as the case may be, of, each party thereto; provided, that (x) we make no assumption in clause (i) or (ii) insofar as such assumption relates to the Issuers or any Specified Guarantor and (y) we make no assumption in clause (iii) insofar as such assumption relates to the Issuers or the Guarantors and is expressly covered by our opinions set forth herein. We have also assumed that no event has occurred or will occur that would cause the release of any Senior Guarantee under the terms of the Senior Indenture relating to such Senior Guarantee or any Subordinated Guarantee under the terms of the Subordinated Indenture relating to such Subordinated Guarantee.

This opinion letter is limited to matters arising under the laws of the State of New York, the General Corporation Law of the State of Delaware, as amended, the Delaware Limited Liability Company Act, as amended, the Delaware Revised Uniform Limited Partnership Act, as amended, the Limited Liability Company Act of the State of Illinois, as amended, the Texas Limited Liability Company Act, as amended, and the Texas Business Organizations Code, as amended. We express no opinion as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the federal laws of the United States of America, the laws of the States of New Mexico or Maryland or any state securities or blue sky laws.

We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement and to all references to our Firm included in or made a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Sidley Austin LLP

Schedule I

Subsidiary Guarantors

Delaware Guarantors

446 Sycamore Road, L.L.C., a Delaware limited liability company

Arkansas Aviv, L.L.C., a Delaware limited liability company

Arma Yates, L.L.C., a Delaware limited liability company

Aviv Asset Management, L.L.C., a Delaware limited liability company

Aviv Financing I, L.L.C., a Delaware limited liability company

Aviv Financing II, L.L.C., a Delaware limited liability company

Aviv Financing III, L.L.C., a Delaware limited liability company

Aviv Financing IV, L.L.C., a Delaware limited liability company

Aviv Financing V, L.L.C., a Delaware limited liability company

Aviv Foothills, L.L.C., a Delaware limited liability company

Aviv Healthcare Properties Operating Partnership I, L.P., a Delaware limited partnership

Aviv Liberty, L.L.C., a Delaware limited liability company

Avon Ohio, L.L.C., a Delaware limited liability company

Belleville Illinois, L.L.C., a Delaware limited liability company

Bellingham II Associates, L.L.C., a Delaware limited liability company

Bethel ALF Property, L.L.C., a Delaware limited liability company

BHG Aviv, L.L.C., a Delaware limited liability company

Biglerville Road, L.L.C., a Delaware limited liability company

Bonham Texas, L.L.C., a Delaware limited liability company

Bradenton ALF Property, L.L.C., a Delaware limited liability company

Burton NH Property, L.L.C., a Delaware limited liability company

California Aviv, L.L.C., a Delaware limited liability company

California Aviv Two, L.L.C., a Delaware limited liability company

Camas Associates, L.L.C., a Delaware limited liability company

Casa/Sierra California Associates, L.L.C., a Delaware limited liability company

Champaign Williamson Franklin, L.L.C., a Delaware limited liability company

Chardon Ohio Property, L.L.C., a Delaware limited liability company

Chatham Aviv, L.L.C., a Delaware limited liability company

Chenal Arkansas, L.L.C., a Delaware limited liability company

Clarkston Care, L.L.C., a Delaware limited liability company

Colonial Madison Associates, L.L.C. a Delaware limited liability company

Columbia View Associates, L.L.C., a Delaware limited liability company

Columbus Texas Aviv, L.L.C., a Delaware limited liability company

Columbus Western Avenue, L.L.C., a Delaware limited liability company

Commerce Sterling Hart Drive, L.L.C., a Delaware limited liability company

Conroe Rigby Owen Road, L.L.C., a Delaware limited liability company

CR Aviv, L.L.C., a Delaware limited liability company

Crooked River Road, L.L.C., a Delaware limited liability company

Cuyahoga Falls Property, L.L.C., a Delaware limited liability company

Darien ALF Property, L.L.C., a Delaware limited liability company

Denison Texas, L.L.C., a Delaware limited liability company

1

East Rollins Street, L.L.C., a Delaware limited liability company

Edgewood Drive Property, L.L.C., a Delaware limited liability company

Elite Mattoon, L.L.C. a Delaware limited liability company

Elite Yorkville, L.L.C., a Delaware limited liability company

Falcon Four Property Holding, L.L.C., a Delaware limited liability company

Falcon Four Property, L.L.C., a Delaware limited liability company

Falfurrias Texas, L.L.C., a Delaware limited liability company

Florence Heights Associates, L.L.C., a Delaware limited liability company

Florida ALF Properties, L.L.C., a Delaware limited liability company

Florida Four Properties, L.L.C., a Delaware limited liability company

Fort Stockton Property, L.L.C., a Delaware limited liability company

Fountain Associates, L.L.C., a Delaware limited liability company

Four Fountains Aviv, L.L.C., a Delaware limited liability company

Fredericksburg South Adams Street, L.L.C., a Delaware limited liability company

Freewater Oregon, L.L.C., a Delaware limited liability company

Fullerton California, L.L.C., a Delaware limited liability company

Gardnerville Property, L.L.C., a Delaware limited liability company

Germantown Property, L.L.C., a Delaware limited liability company

Giltex Care, L.L.C., a Delaware limited liability company

Glendale NH Property, L.L.C., a Delaware limited liability company

Gonzales Texas Property, L.L.C., a Delaware limited liability company

Great Bend Property, L.L.C., a Delaware limited liability company

HHM Aviv, L.L.C., a Delaware limited liability company

Hidden Acres Property, L.L.C., a Delaware limited liability company

Highland Leasehold, L.L.C., a Delaware limited liability company

Hot Springs Aviv, L.L.C., a Delaware limited liability company

Houston Texas Aviv, L.L.C., a Delaware limited liability company

Hutchinson Kansas, L.L.C., a Delaware limited liability company

Iowa Lincoln County Property, L.L.C., a Delaware limited liability company

Jasper Springhill Street, L.L.C., a Delaware limited liability company

Kansas Five Property, L.L.C., a Delaware limited liability company

Karan Associates, L.L.C., a Delaware limited liability company

Karan Associates Two, L.L.C., a Delaware limited liability company

KB Northwest Associates, L.L.C., a Delaware limited liability company

Kingsville Texas, L.L.C., a Delaware limited liability company

Louisville Dutchmans Property, L.L.C., a Delaware limited liability company

Magnolia Drive Property, L.L.C., a Delaware limited liability company

Manor Associates, L.L.C., a Delaware limited liability company

Mansfield Aviv, L.L.C., a Delaware limited liability company

Massachusetts Nursing Homes, L.L.C., a Delaware limited liability company

McCarthy Street Property, L.L.C., a Delaware limited liability company

Minnesota Associates, L.L.C., a Delaware limited liability company

Mishawaka Property, L.L.C., a Delaware limited liability company

Missouri Associates, L.L.C., a Delaware limited liability company

Missouri Regency Associates, L.L.C., a Delaware limited liability company

Monterey Park Leasehold Mortgage, L.L.C., a Delaware limited liability company

2

Mount Washington Property, L.L.C., a Delaware limited liability company

Mt. Vernon Texas, L.L.C., a Delaware limited liability company

Murray County, L.L.C., a Delaware limited liability company

New Hope Property, L.L.C., a Delaware limited liability company

Newtown ALF Property, L.L.C., a Delaware limited liability company

North Royalton Ohio Property, L.L.C., a Delaware limited liability company

Norwalk ALF Property, L.L.C., a Delaware limited liability company

Oakland Nursing Homes, L.L.C., a Delaware limited liability company

October Associates, L.L.C., a Delaware limited liability company

Ogden Associates, L.L.C., a Delaware limited liability company

Ohio Aviv, L.L.C., a Delaware limited liability company

Ohio Aviv Three, L.L.C., a Delaware limited liability company

Ohio Aviv Two, L.L.C., a Delaware limited liability company

Ohio Indiana Property, L.L.C., a Delaware limited liability company

Ohio Pennsylvania Property, L.L.C., a Delaware limited liability company

Oklahoma Three Property, L.L.C., a Delaware limited liability company

Oklahoma Two Property, L.L.C., a Delaware limited liability company

Oklahoma Warr Wind, L.L.C., a Delaware limited liability company

Omaha Associates, L.L.C., a Delaware limited liability company

Orange ALF Property, L.L.C., a Delaware limited liability company

Oregon Associates, L.L.C., a Delaware limited liability company

Oso Avenue Property, L.L.C., a Delaware limited liability company

Peabody Associates, L.L.C., a Delaware limited liability company

Peabody Associates Two, L.L.C., a Delaware limited liability company

Pennington Road Property, L.L.C., a Delaware limited liability company

Pocatello Idaho Property, L.L.C., a Delaware limited liability company

Pomona Vista L.L.C., an Illinois limited liability company

Prescott Arkansas, L.L.C., a Delaware limited liability company

Ravenna Ohio Property, L.L.C., a Delaware limited liability company

Richland Washington, L.L.C., a Delaware limited liability company

Riverside Nursing Home Associates, L.L.C., a Delaware limited liability company

Riverside Nursing Home Associates Two, L.L.C., a Delaware limited liability company

Rockingham Drive Property, L.L.C., a Delaware limited liability company

Salem Associates, L.L.C., a Delaware limited liability company

San Juan NH Property, L.L.C., a Delaware limited liability company

Sandalwood Arkansas Property, L.L.C., a Delaware limited liability company

Savoy/Bonham Venture, L.L.C., a Delaware limited liability company

Searcy Aviv, L.L.C., a Delaware limited liability company

Sedgwick Properties, L.L.C., a Delaware limited liability company

Seguin Texas Property, L.L.C., a Delaware limited liability company

Sierra Ponds Property, L.L.C., a Delaware limited liability company

Skyview Associates, L.L.C., a Delaware limited liability company

Southeast Missouri Property, L.L.C., a Delaware limited liability company

Southern California Nevada, L.L.C., a Delaware limited liability company

Star City Arkansas, L.L.C., a Delaware limited liability company

Stevens Avenue Property L.L.C., a Delaware limited liability company

3

Texas Fifteen Property, L.L.C., a Delaware limited liability company

Texhoma Avenue Property, L.L.C., a Delaware limited liability company

Tujunga, L.L.C., a Delaware limited liability company

VRB Aviv, L.L.C., a Delaware limited liability company

Wellington Leasehold, L.L.C., a Delaware limited liability company

West Pearl Street, L.L.C., a Delaware limited liability company

Whitlock Street Property, L.L.C., a Delaware limited liability company

Willis Texas Aviv, L.L.C., a Delaware limited liability company

Yuba Aviv, L.L.C., a Delaware limited liability company

Illinois Guarantors

Benton Harbor, L.L.C., an Illinois limited liability company

Chippewa Valley, L.L.C., an Illinois limited liability company

Commerce Nursing Homes, L.L.C., an Illinois limited liability company

Effingham Associates, L.L.C., an Illinois limited liability company

Heritage Monterey Associates, L.L.C., an Illinois limited liability company

Hobbs Associates, L.L.C., an Illinois limited liability company

Idaho Associates, L.L.C., an Illinois limited liability company

Montana Associates, L.L.C., an Illinois limited liability company

Orange, L.L.C., an Illinois limited liability company

Red Rocks, L.L.C., an Illinois limited liability company

Rose Baldwin Park Property L.L.C., an Illinois limited liability company

Santa Ana-Bartlett, L.L.C., an Illinois limited liability company

Santa Fe Missouri Associates, L.L.C., an Illinois limited liability company

Sun-Mesa Properties, L.L.C., an Illinois limited liability company

Washington-Oregon Associates, L.L.C., an Illinois limited liability company

Watauga Associates, L.L.C., an Illinois limited liability company

Texas Guarantor

Wheeler Healthcare Associates, L.L.C., a Texas limited liability company

Other Subsidiary Guarantors

Alamogordo Aviv, L.L.C., a New Mexico limited liability company

Clayton Associates, L.L.C., a New Mexico limited liability company

N.M. Bloomfield Three Plus One Limited Company, a New Mexico limited liability company

N.M. Espanola Three Plus One Limited Company, a New Mexico limited liability company

N.M. Lordsburg Three Plus One Limited Company, a New Mexico limited liability company

N.M. Silver City Three Plus One Limited Company, a New Mexico limited liability company

Raton Property Limited Company, a New Mexico limited liability company

4